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                        PETROLEUM HELICOPTERS, INC.
       __________________________________________________________________
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                        PETROLEUM HELICOPTERS, INC.
                             2121 Airline Drive
                                Suite 400
                         Metairie, Louisiana 70001

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                 TO BE HELD ON OCTOBER 29, 1999

To the Shareholders of Voting Stock of Petroleum Helicopters, Inc.:

The 1999 Annual Meeting of Shareholders of Petroleum Helicopters, Inc. ("PHI") will be held at 2121 Airline Drive, Metairie, Louisiana, 6th floor, on Friday, October 29, 1999, at 10:30 a.m., local time, to:

     1.   Elect directors.

     2. Transact such other business as may properly be brought before the meeting or any adjournments thereof.

Holders of record of PHI's voting common stock at the close of business on September 13, 1999 are entitled to notice of and to vote at the Annual Meeting.

PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. A PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING THEREOF.

                                   By Order of the Board of Directors

                                    /s/   Robert D. Cummiskey, Jr.
                                    --------------------------------
                                          Robert D. Cummiskey, Jr.
                                          Secretary
New Orleans, Louisiana
September 20, 1999



                  PETROLEUM HELICOPTERS, INC.
                       2121 Airline Drive
                           Suite 400
                   Metairie, Louisiana 70001

                        PROXY STATEMENT
       FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                        October 29, 1999

This Proxy Statement is furnished to holders of voting common stock ("Voting Stock") of Petroleum Helicopters, Inc. ("PHI") in connection with the solicitation on behalf of its Board of Directors (the "Board") of proxies for use at the Annual Meeting of Stockholders of PHI (the "Meeting") to be held on October 29, 1999 at the time and place set forth in the accompanying notice and at any adjournments thereof.

Stockholders of record of Voting Stock at the close of business on Monday, September 13, 1999 (the "Record Date") are entitled to notice of and to vote at the Meeting. On that date, PHI had outstanding 2,793,386 shares of Voting Stock, each of which is entitled to one vote.

The enclosed proxy may be revoked by the stockholder at any time prior to its exercise by filing with PHI's Secretary a written revocation or duly executed proxy bearing a later date. A stockholder who votes in person at the Meeting in a manner inconsistent with a proxy previously filed on the stockholder's behalf will be deemed to have revoked such proxy as it relates to the matter voted upon in person.

This Proxy Statement is first being mailed to stockholders on or about September 20, 1999. The cost of preparing and mailing proxy materials as well as soliciting proxies in the enclosed form will be borne by PHI. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, fax, e-mail and telex. Banks, brokerage houses and other nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies, and PHI will, upon request, reimburse them for their expenses in so acting.

                     ELECTION OF DIRECTORS

PHI's By-laws establish the number of directors to be elected at the Meeting at six, and proxies cannot be voted for a greater number of persons. Unless authority is withheld, the persons named in the enclosed proxy will vote the shares represented by the proxies received by them for the election of the six persons named below to serve until the next annual meeting and until their successors are duly elected and qualified. In the unanticipated event that one or more nominees cannot be a candidate at the Meeting, the By-laws provide that the number of authorized directors will be automatically reduced by the number of such nominees unless the Board determines otherwise, in which case proxies will be voted in favor of such other nominees as may be designated by the Board.

The following table sets forth certain information as of August 23, 1999, with respect to each nominee to be proposed on behalf of the Board. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years.

                                                             Year First Became
Name and Age                 Principal Occupation              a Director
------------------           --------------------           -----------------
Carroll W. Suggs,60         Chairman of the Board, President       1989
                            and Chief Executive Officer of
                            PHI(1)

Arthur J. Breault,Jr.,60    Tax lawyer and consultant(2)             -

Leonard M. Horner,72        Private Investments(3)                 1992

James W. McFarland,54       Dean,                                  1996
                            A.B. Freeman School of Business,
                            Tulane University(4)

Thomas H. Murphy, 44        Member, Murco Oil & Gas, LLC           1999
                            (oil and gas production and
                            investments)(5)

Bruce N. Whitman, 66        Executive Vice President,              1996
                            FlightSafety International
                            Director, FlightSafetyBoeing
                            Training International, LLC
                            (aviation training and related
                            services) (6)
----------------------------------


(1)Mrs.  Suggs became Chairman of the Board in March 1990, Chief  Executive
   Officer  in  July 1992 and President in October 1994.   She  is  also  a
   director of Varco International, Inc., and Whitney Holding Corporation.

(2)For more than 16 years before 1997, when he retired, Mr. Breault was a partner in Deloitte and Touche, LLP, concentrating in tax matters.

(3)From 1974 to 1991, Mr. Horner served in various capacities with Bell Helicopter Textron, Inc. (helicopter manufacturer), including Chairman, President, Executive Vice President, Senior Vice President - Marketing and Programs, and Vice President - Operations. Before 1974, he was employed with United Technologies Corp., Sikorsky Aircraft Division (helicopter manufacturer) for 17 years.

(4)Dean McFarland is also a director of American Indemnity Financial Corporation, Sizeler Property Investors, Inc. and Stewart Enterprises, Inc.

(5)For more than five years prior to 1998, Mr. Murphy was President of Murco Drilling Corporation, a U.S. onshore oil and gas drilling contractor.

(6)Mr.  Whitman  is also a director of Aviall, Inc. and Megadata Corp.
                      __________________________

During PHI's fiscal year ended April 30, 1999, the Board held six meetings. Each incumbent director attended at least 75% of the aggregate number of Board and Committee meetings of which he or she was a member.

The Board has an Audit Committee, the members of which are Messrs. Horner, McFarland, Murphy and Whitman (Chairman). This committee, which held three meetings during fiscal 1999, is responsible for making recommendations to the Board concerning the selection and retention of independent auditors, reviewing the results of audits by the independent auditors, discussing audit recommendations with management and reporting the results of its reviews to the Board. The Board also has a Compensation Committee, the members of which are Messrs. Horner, McFarland (Chairman), Murphy and Whitman. This committee, which held three meetings during fiscal 1999, is responsible for determining the compensation of officers and key employees and administering PHI's incentive compensation plans. The Board does not have a nominating committee.


Each director receives an annual fee of $ 12,000 payable, in the case of non-officer directors, in PHI non-voting Common Stock, and a fee of $ 1,000 for each Board or Committee meeting he or she attends. The PHI Directors Stock Compensation Plan permits each non-officer Director to elect annually to defer the receipt of all or a portion of the fees otherwise payable to him. The amount of deferred fees bears interest at a rate equal to PHI's borrowing costs. The Plan also provides that options are automatically granted on the annual stockholders meeting date to each non-officer Director to purchase up to 2,000 shares of non-voting Common Stock at the fair market value on the date of grant. No option will be exercisable more than ten years from the date of grant. A period of two years continuous service on the Board is necessary before an option will become exercisable.


      STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information concerning the beneficial ownership of each class of outstanding PHI equity securities as of September 13, 1999 by (a) each director and nominee for director of PHI,
(b) each executive officer identified under the heading "Executive Compensation and Certain Transactions - Summary of Executive Compensation" ("Named Executive Officers"), and (c) all directors and executive officers of PHI as a group, determined in accordance with Rule 13d-3 of the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated, the securities shown are held with sole voting and investment power.

Directors and Nominees  Class of PHI     Number of     Percent of
                        Common Stock       Shares      Class (1)
----------------------  -------------   -----------    ----------
Carroll W. Suggs          Voting        1,444,260(2)     51.3%
                          Non-Voting        8,000           *

Arthur J. Breault,Jr.     Voting                -           -
                          Non-Voting            -           -

Leonard M. Horner         Voting              500           *
                          Non-Voting          100           *

Thomas H. Murphy          Voting              600           *
                          Non-Voting          100           *

James W. McFarland        Voting              100           *
                          Non-Voting        2,073           *

Bruce N. Whitman          Voting            6,000           *
                          Non-Voting            -           -


Named Executive Officers(3)(4)

Ben Schrick               Voting              560           *
                          Non-Voting       12,624           *

William P. Sorenson       Voting                -           -
                          Non-Voting        5,226           *

Kenneth A. Townsend       Voting                -           -
                          Non-Voting        6,497           *

Robert D. Cummiskey, Jr.  Voting                -           *
                          Non-Voting        5,795           *

All   Directors  and      Voting(5)     1,452,020        51.6%
Executive Officers        Non-Voting(6)    41,021         1.7%
as a Group (13 persons)
_________________________

*    Less than one percent.

(1)Shares subject to options currently exercisable are deemed to be outstanding for purposes of computing the percent of class owned by such person and by all directors and executive officers as a group.

(2)Includes 1,423,780 shares held by the Suggs Family Partnership, LLC, of which Mrs. Suggs is the sole manager, and 20,480 shares that she has the right to acquire pursuant to currently exercisable stock options.

(3)Information regarding Mrs. Suggs appears in this table under the caption "Directors and Nominees."

(4)Includes the following shares of non-voting Common Stock that the named individuals have the right to acquire pursuant to currently exercisable stock options: Mr. Schrick, 10,150; Mr. Townsend, 5,053; Mr. Sorenson, 4,345; and Mr. Cummiskey, 4,920.

(5)Includes an aggregate of 20,480 shares of Voting Stock which executive officers have the right to acquire pursuant to currently exercisable stock options.

(6)Includes an aggregate of 32,468 shares of non-voting Common Stock which executive officers have the right to acquire pursuant to currently exercisable stock options.
                      _______________________________

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following, to PHI's knowledge, are the only beneficial owners of more than 5% of the outstanding Voting Stock, determined in accordance with Rule 13d-3 of the SEC, other than Carroll W. Suggs, 2121 Airline Drive, Suite 400, Metairie, Louisiana 70001, whose beneficial ownership of the Voting Common Stock is shown under the heading "Stock Ownership of Directors and Executive Officers." Unless otherwise indicated, all shares shown as beneficially owned are held with sole voting and investment power.

Beneficial Owner                Common      Number of      Percent of
                                Stock       Shares (1)      Class (1)
-----------------               -------     ----------     -----------
David L. Babson &  Co., Inc.    Voting       243,300          8.68%
One Memorial Drive
Cambridge, MA 02142-1300

First Union Corporation         Voting       187,000          6.68%
One First Union Center
Charlotte, NC 28288-0137

Clayton Management Company      Voting       146,900          5.2%
200 N. Broadway, Suite 825
St. Louis, MO 63102

FMR Corp.                       Voting       211,200          7.54%
82 Devonshire Street
Boston, MA 02109
_______________________
(1) Based solely on information furnished in Schedule 13Gs filed with the SEC by such persons.
                     ________________________________

EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS

Summary of Executive Compensation

The following table summarizes, for each of the fiscal years ended April 30, 1999, 1998 and 1997, compensation of PHI's Chief Executive Officer and certain other executive officers of PHI whose annual compensation was in excess of $ 100,000 in all capacities in which they served:

                                                      Long-Term
                                                 Compensation Awards
                                               ----------------------
                         Annual Compensation   Restricted  Securities
Name and               ----------------------     Stock    Underlying   All Other
Principal Position     Year   Salary   Bonus(1) Awards(2)  Options(3)  Compensation(4)
-------------------    ----   ------   -----    ---------  ---------   ------------
                                 $       $          #           #            $
Carroll W. Suggs       1999  331,653       -         -            -       120,288(5)
Chairman of the        1998  321,738   9,271         -        4,000       125,800
Board, President and   1997  317,385   7,512         -        4,000       124,856
Chief Executive Officer

Ben Schrick            1999  219,138       -         -            -         4,993
Chief Operating        1998  213,514   6,157     1,578            -         4,800
Officer                1997  210,631   4,989       846            -         4,681

Kenneth A. Townsend    1999  133,867       -         -            -         4,145
General Manager,       1998   89,047   2,714       789            -         2,577
Domestic Oil and Gas   1997   73,207   1,741       655            -         2,367
Aviation Services

William P. Sorenson    1999  126,807       -         -            -         3,961
Director of Corporate  1998   93,586   2,714       232            -         2,757
Marketing/New          1997   92,346   2,199       649            -         2,989
Business

Robert D. Cummiskey,Jr.1999  112,429       -         -            -         3,468
Director of Risk       1998  106,102   3,067       448            -         3,116
Management and         1997  104,562   2,485       224            -         3,379
Secretary

__________________________

(1)Represents a cash bonus of 2.83% of base pay in 1998 and a cash bonus of one week and one day of base pay for 1997. No bonuses were paid in respect of Fiscal 1999.

(2)No awards of restricted shares were made in Fiscal 1999. Fiscal 1998 awards vested in July 1998 based on performance criteria for fiscal 1998; fiscal 1997 awards vested in July 1997 based on performance criteria for fiscal 1997. Dividend income, if any, will be paid on the restricted stock at the same rate as paid to all stockholders. Restrictions on 1997 and 1998 stock will lapse on 7/31/2000 and 7/31/2001, respectively. As of April 30, 1999, the number and fair market value of the shares of restricted stock held by executive officers were: Mr. Schrick, 2,424 shares, $ 30,906; Mr. Townsend, 1,444 shares, $ 18,411, Mr. Sorenson, 881 shares, $ 11,233, and Mr. Cummiskey, 672 shares, $ 8,568.

(3)No options were granted in Fiscal 1999. For information about option holdings at April 30, 1999, refer to the table below.

(4)Unless otherwise indicated, reflects amounts paid by PHI on behalf of the named executive officer pursuant to the PHI 401(k) Retirement Plan.

(5)Includes  directors fees of $ 20,000, $ 16,000, and $  15,000  in  1999,
   1998, and 1997, respectively, and life insurance premiums for the benefit of Mrs. Suggs of $ 95,100 in 1999, and $ 105,000 in 1998 and 1997.
                      ____________________

Option Holdings

No options were granted to or exercised by any of the Named Executive Officers during fiscal 1999. The following table contains information with respect to the Named Executive Officers concerning unexercised options held as of April 30, 1999.

                          Number of Securities          Value of Unexercised
                         Underlying Unexercised        In-the-Money Options at
                        Options at April 30, 1999         April 30, 1999(1)
                        -------------------------         --------------
     Name             Exercisable    Unexercisable   Exercisable  Unexercisable
     ----             -----------    -------------   -----------  -------------
Carroll W. Suggs         26,480           2,000       $ 76,800         -
Ben Schrick              10,150               -         43,138         -
Kenneth A. Townsend       5,053               -         21,475         -
William P. Sorenson       4,345               -         18,466         -
Robert D. Cummiskey, Jr.  4,920               -         20,910         -


(1)Reflects the difference between closing prices of the Common Stock on April 30, 1999 and the respective exercise prices of the options.
                      ____________________

Supplemental Executive Retirement Plan

PHI maintains a supplemental executive retirement plan ("SERP") to supplement the retirement benefits otherwise available to PHI's officers and certain key employees pursuant to the PHI 401(k) Retirement Plan. The SERP provides an annual benefit, generally equivalent to 33 1/3% of each such participant's salary at the date of adoption in 1994 up to $ 200,000 of salary plus 50% of such salary in excess of $ 200,000, for a period of fifteen years following retirement at age sixty-five or older. Similar benefits are also provided upon death or disability of the participant. The estimated annual benefits payable upon retirement at normal retirement age for Mrs. Suggs and Messrs. Schrick, Townsend, Sorenson, and Cummiskey are $ 123,500, $ 69,000, $ 41,300, $ 30,400, and $ 34,400, respectively.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

The Compensation Committee is composed of Leonard M. Horner, James W. McFarland (Chairman), Thomas H. Murphy and Bruce N. Whitman. No member of the Compensation Committee has ever been an officer or employee of PHI or any of its subsidiaries.

During  fiscal  1999,  PHI  paid Aviall, Inc.  ("Aviall")  approximately
$ 335,000 for parts and component repair services, and paid FlightSafety International ("FlightSafety") approximately $ 310,000 for pilot training services during fiscal 1999. Mr. Bruce Whitman, a member of the Compensation Committee, a director of PHI since 1996, and a nominee for director at the Meeting, is a director of Aviall and Executive Vice President of FlightSafety.

During fiscal 1999, PHI paid approximately $ 70,000 for consulting services to James W. McFarland, Chairman of the Compensation Committee, a director since July 1996 and a nominee for director at the Meeting.

The Compensation Committee's Report on Executive Compensation

General. The functions of the Compensation Committee are to determine compensation paid to officers and key employees and to administer the 1992 Non-Qualified Stock Option and Stock Appreciation Rights Plan and the 1995 Incentive Compensation Plan. The Compensation Committee is composed entirely of Board members who are not employees of PHI. The Compensation Committee has retained an outside consultant from time to time to assist it in obtaining relevant information on pay practices at comparable organizations and to assist it in developing compensation programs that are consistent with the Committee's compensation philosophy and objectives.

The Compensation Committee's overall policy regarding executive compensation is to ensure PHI's compensation programs will provide competitive salary levels and short-term and long-term incentives in order to attract and retain individuals of high quality and ability, promote individual recognition for favorable performance by PHI and support the short and long range business objectives and strategies of PHI.

Under the Omnibus Budget Reconciliation Act ("OBRA"), which was enacted in 1993, publicly held companies may be prohibited from deducting as an expense for federal income tax purposes total compensation in excess of $ 1 million paid to certain executive officers in a single year. However, OBRA provides an exception for "performance based" compensation, including stock options and restricted stock awards. The Compensation Committee expects to keep "non-performance based" compensation within the $ 1 million limit so that all executive compensation will be fully deductible.

PHI's executive compensation consists of three principal components: salary, annual incentive payments and stock options.

Salary and Annual Incentive Payments. In fiscal 1999, an outside consultant was retained primarily to develop a range of salaries consistent with salaries paid for similar positions at comparable publicly-held companies. For these purposes, a sample of companies was selected from the oilfield services industry based on total revenues and number of employees. Salaries paid by certain companies that are included in the Oil and Gas Field Services Index in the graph set forth under the heading "Performance Graph" were among those considered. Because certain of these companies had either revenues or total employees substantially exceeding those of PHI, salaries of PHI executives were set at the lower end of the ranges. The results of this study were reported to the Compensation Committee resulting in a salary increase in fiscal 1999 for Messrs. Townsend and Sorenson. Messrs. Schrick and Cummiskey's fiscal 1999 salaries increased due to a company-wide general wage increase granted in fiscal 1998.

No annual incentive payments were made to executives during fiscal 1999. In July 1999, the Compensation Committee adopted a new annual incentive program which establishes "at-risk" incentive compensation for executives linked to PHI's achievement of improved financial performance. Details of this new annual incentive program will be reported on in the proxy statement for the 2000 annual meeting of stockholders.

Stock Option Grants and Restricted Stock Awards. In fiscal 1999, no stock options or other stock based awards were granted to executives. In July 1999, the Compensation Committee adopted a new approach to the grant of stock option incentives which links executive longer term income to stock performance of PHI and improved shareholder value. Details of this new approach to the grant of stock incentives will be reported on in the proxy statement for the 2000 annual meeting of stockholders.

Chief Executive Officer Compensation. Mrs. Suggs' fiscal 1999 salary increase was due to a company-wide general wage increase granted in fiscal 1998. No annual incentive payments, stock options or restricted shares were awarded in fiscal 1999.

The Compensation Committee believes that the compensation of the Chief Executive Officer and other executive officers is competitive with or below the comparable companies described above, but is consistent with the Compensation Committee's policy of providing an appropriate balance between short and long range individual and corporate performance.

By the Members of the Compensation Committee.

          James W. McFarland (Chairman)
          Leonard M. Horner
          Thomas N. Murphy
          Bruce N. Whitman


Performance Graph

The following Performance Graph compares PHI's cumulative total stockholder return on its Voting Common Stock for the last five years with the cumulative total return on the Russell 2000 Index and the Oil and Gas Equipment and Services Index, assuming the investment of $ 100 on May 1, 1994, at closing prices on April 30, 1994, and reinvestment of dividends. The Russell 2000 Index consists of a broad range of publicly-traded companies with smaller market capitalizations and is published daily in the Wall Street Journal. The Oil and Gas Equipment and Services Index consists of fifty-one publicly-held companies in the oil field service industry and is published by Media General Financial Services Inc.


                <GRAPH APPEARS HERE>

                          Cumulative Total Returns as of April 30

     Index               1994     1995     1996     1997     1998     1999
     -----               -----    -----    -----    -----    -----    -----
PHI                      100.0    88.2    136.7    180.9    231.3    138.9
Russell 2000             100.0   105.4    137.9    135.8    191.2    171.4
Oil & Gas Equipment
  & Services Index       100.0   115.1    155.9    184.2    270.3    180.5

There can be no assurance that PHI's stock performance will continue into the future with the same or similar trends depicted in the graph above. PHI will not make or endorse any predictions as to future stock performance.

Certain Transactions

Aviall routinely provides aviation parts and component repair services to PHI and in fiscal 1999 was paid approximately $ 335,000 for these parts and
services  by  PHI.   FlightSafety  provides aviation training to PHI and in
fiscal 1999 was paid approximately $ 310,000 for these services by PHI. Bruce N. Whitman, a director since August 1996 and a nominee for director at the Meeting, is a director of Aviall and Executive Vice President of FlightSafety.

During fiscal 1999, PHI paid approximately $ 70,000 for consulting services to James W. McFarland, a director since July 1996 and a nominee for director at the Meeting.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16a of the Securities Exchange Act of 1934 requires PHI's directors and principal shareholders to file with the SEC reports of beneficial ownership, and changes in beneficial ownership of Common Stock. Mr. Murphy inadvertently filed his initial Form 3 late.

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

PHI's consolidated financial statements for the year ended April 30, 1999 were audited by the firm of KPMG LLP, which firm will remain as PHI's auditors until replaced by the Board upon the recommendation of the Audit Committee. Representatives of KPMG LLP are expected to be present at the Meeting, with the opportunity to make any statement they desire at that time, and will be available to respond to appropriate questions.

                         OTHER MATTERS

Quorum and Voting of Proxies

The presence, in person or by proxy, of a majority of the outstanding shares of Voting Stock is necessary to constitute a quorum. Stockholders voting, or abstaining from voting, by proxy on any issue will be counted as present for purposes of constituting a quorum. If a quorum is present, the election of directors will be determined by plurality vote.

A broker or nominee holding shares registered in its name, or in the name of its nominee, that are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner has the discretion to vote the beneficial owner's shares with respect to the election of directors. Shares as to which a broker or nominee does not vote are referred to as broker non-votes.

All proxies received by PHI in the form enclosed will be voted as specified and, in the absence of instructions to the contrary, will be voted for the election of the nominees named herein. The Board does not know of any matters to be presented at the Meeting other than those described herein. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented by them in accordance with their best judgment.

Stockholder Proposals

Eligible stockholders who desire to present a proposal qualified for inclusion in the proxy materials relating to the 2000 annual meeting of stockholders must forward such proposal to the Secretary of PHI at the address set forth on the first page of this Proxy Statement in time to arrive at PHI prior to May 15, 2000.

                                   By Order of the Board of Directors

                                   /s/ Robert D. Cummiskey, Jr.
                                   ----------------------------
                                       Robert D. Cummiskey, Jr.
                                       Secretary
New Orleans, Louisiana
September 20, 1999



                           [Front of Proxy Card]


                        PETROLEUM HELICOPTERS, INC

            Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders on October 29, 1999

The undersigned hereby appoints Carroll W. Suggs and Leonard M. Horner, or either of them, proxies for the undersigned, with full power of substitution, to vote all shares of Voting Common Stock of Petroleum Helicopters, Inc. ("PHI") that the undersigned is entitled to vote at the annual meeting of shareholders to be held October 29, 1999, and any adjournments thereof.

1. Election of Directors:

   Nominees:   Carroll W. Suggs, Arthur J. Breault, Jr., Leonard M. Horner,
               James W. McFarland, Thomas H. Murphy, Bruce N. Whitman.

2. To transact such other business as may properly come before the meeting or any adjournments thereof.

Please specify your choices by marking the appropriate boxes on the reverse
side.   IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR
ALL NOMINEES LISTED ABOVE.


                           [Back of Proxy Card]


[ X ] Please mark your
      votes as in this
      example.

      To withhold authority to vote for any individual nominee(s) mark the FOR box in proposal 1 and write that nominee's name(s) on the space provided below the boxes.

       The Board of Directors recommends a vote for all nominees listed on the reverse side.


                           FOR        WITHHOLD
      1.  Election of
          Directors        [    ]       [    ]
          (see reverse)

          FOR, except vote WITHHELD from the following nominee(s):

          __________________________________________________________________


       2. In their discretion, to transact such other business as may properly come before the meeting and any adjournments thereof.


                                           Check this box
                                           to note change   [    ]
                                           of address

                         NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer.
                                 If a partnership, please sign in partnership name by authorized persons.

                                 ____________________________________________

                                 ____________________________________________
                                 SIGNATURE(S)       DATE